Exhibit (a)(49)

Stratasys Employee Shareholders,

NOW IS THE TIME TO TAKE IMMEDIATE ACTION

As employees, and shareholders, at Stratasys, you have a chance to make an impact.
I am writing to you about our upcoming Annual General Meeting of Shareholders on August 8th to encourage you to place your vote by August 7th. This is an annual meeting, and this year the topics being raised are of critical importance to us all.

VOTE TODAY TO MAINTAIN OUR CURRENT BOARD OF DIRECTORS & TO MAKE SURE NANO DIMENSION DOES NOT TAKE CONTROL OF OUR COMPANY BY APPOINTING ITS MANAGEMENT AS STRATASYS DIRECTORS!

The Stratasys Board of Directors unanimously recommends that Stratasys shareholders vote the WHITE proxy card “FOR” the re-election of the Stratasys Slate, consisting of our eight highly qualified current members of Stratasys’ Board.

We strongly believe the highly opportunistic, self-interested campaign by Nano Dimension to take control of Stratasys threatens to derail our significant progress and destroy value for Stratasys shareholders.

Make your voice heard so we can continue on our North star journey, together.

VOTING INSTRUCTIONS:

By now, you should have received a notice from E*TRADE (sample e-mail below).

This is your personal call to action, not to be forwarded.
It leads to a fully digital form where you can vote in real time. I urge you to fill it out today.

E*TRADE SECURITIES LLC

Be the vote that counts.

STRATASYS LTD.

2023 Contested Solicitation

Vote by August 7, 2023

VOTE NOW

Click here to vote digitally TODAY

This solicitation is CONTESTED.

WHITE

NOTE:
VOTE on WHITE Stratasys Proxy Card ONLY!

This request for Voting Instruction is being solicited by the Board of Directors of STRATASYS LTD. and represents the agenda on the WHITE CARD.

Important Information

Account Number: XXX

Control Number: XXX

Your personal account and control number appear here.

View documents:

Proxy Statement | Letter |

BOARD RECOMMENDATION FOR VOTE: You are also asked to “ABSTAIN” as your vote for the election of the Nano Directors and to vote “FOR” the reappointment of our independent auditor, in section 2.

Proposal(s)

For holders as of Wednesday, July 5, 2023. Votes can be changed until the voting deadline.

Make your selections below, using the options on the right side of the page.

Shares available: **XXX**

- Please note that you may only cast a 'FOR' on 1 of the 2 items listed in proposals 1A.-1B.. All other items in this group must be marked with a vote option other than 'FOR'. It is mandatory to provide an instruction on each item in this group. Please refer to your proxy materials for further clarification.

1A. Re-election or initial election (as applicable) to Stratasys' board of directors (the "Board"), to serve as directors for the period from the Meeting until Stratasys' 2024 annual general meeting of shareholders, and until the due election and qualification of their respective successors, or until their earlier resignation, replacement or removal, of EITHER: Stratasys Slate: consisting of S. Scott Crump, John J. McEleney, Dov Ofer, Ziva Patir, David Reis, Michael Schoellhorn, Yair Seroussi and Adina Shorr *(A response to this proposal is mandatory)*

☑ For ○ Abstain ⊗

Board Recommendation: **For**

1B. Re-election or initial election (as applicable) to Stratasys' board of directors (the "Board"), to serve as directors for the period from the Meeting until Stratasys' 2024 annual general meeting of shareholders, and until the due election and qualification of their respective successors, or until their earlier resignation, replacement or removal, of EITHER: Nano Slate: consisting of Yoav Stern, Nick Geddes, Hanan Gino, Zeev Holtzman, Zivi Nedivi, Tomer Pinchas and Yael Sandler *(A response to this proposal is mandatory)*

○ For ☑ Abstain ⊗

Board Recommendation: **Abstain**

---

2. Reappointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, as Stratasys' independent auditors for the year ending December 31, 2023 and additional period until the next annual meeting, and authorization of the Board to fix their remuneration.

☑ For ○ Against ○ Abstain ⊗

Board Recommendation: **For**

CUSIP: **XXX**

Reset All **Submit Vote ›**

Please be aware that any and all Stratasys shareholders (as of the close of business on August 7th) are eligible to vote on the proposals being considered at the meeting. It is important to note that no matter how many shares you hold your vote matters. The deadline to vote is August 7h at 11:59 p.m. U.S. Eastern time.

ADDITIONAL VOTING OPTIONS

If you did not receive the e-mail above, you may vote by submitting a proxy in one of the following ways:

1.       Returning a physical proxy card in the envelope mailed to your E*TRADE registered home address;

2.       Submitting a proxy vote online at www.proxyvote.com; or

3.       Submitting a proxy vote via telephone 800-454-8683

NOTE: In options 2&3 a control number will be needed, and it comes in either your e-mail or your regular mail package.

If you have any questions regarding the vote, please reach out to Yonah Lloyd, CCO and Vice President, Investor Relations.

Thank you for your engagement and commitment to making Stratasys a great place to work, and a market leader for the years to come.

Yoav

Forward-Looking Statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the actual results of Stratasys Ltd. and its consolidated subsidiaries (“Stratasys”) may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.

Such statements are based on management’s beliefs and assumptions made based on information currently available to management. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words “outlook,” “guidance,” “expects,” “believes,” “anticipates,” “should,” “estimates,” and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause Stratasys’ actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may impact future results and performance include, but are not limited to those factors and risks described in Item 3.D “Key Information - Risk Factors”, Item 4 “Information on the Company”, and Item 5 “Operating and Financial Review and Prospects” in Stratasys’ Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”), and in other filings by Stratasys with the SEC. These include, but are not limited to: factors relating to the partial tender offer commenced by Nano Dimension Ltd. (“Nano”), including actions taken by Nano in connection with the offer, actions taken by Stratasys or its shareholders in respect of the offer and the effects of the offer on Stratasys’ businesses, or other developments involving Nano, the ultimate outcome of the proposed transaction between Stratasys and Desktop Metal, Inc. (“Desktop Metal”), including the possibility that Stratasys or Desktop Metal shareholders will reject the proposed transaction; the effect of the announcement of the proposed transaction on the ability of Stratasys and Desktop Metal to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; the timing of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; the ability to satisfy closing conditions to the completion of the proposed transaction (including any necessary shareholder approvals); and other risks related to the completion of the proposed transaction and actions related thereto. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Stratasys’ periodic reports and other filings with the SEC, including the risk factors identified in Stratasys’ Annual Reports on Form 20-F and its Form 6-K report that published its results for the quarter ended March 31, 2023, which it furnished to the SEC on May 16, 2023. The forward-looking statements included in this communication are made only as of the date hereof. Stratasys does not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Important Additional Information

This communication is not an offer to purchase or a solicitation of an offer to sell the ordinary shares of Stratasys. In response to a tender offer commenced by Nano, Stratasys has filed with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9. STRATASYS SHAREHOLDERS ARE ADVISED TO READ STRATASYS’ SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO ANY TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stratasys shareholders may obtain a copy of the Solicitation/Recommendation Statement on Schedule 14D-9, as well as any other documents filed by Stratasys in connection with the tender offer by Nano or one of its affiliates, free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of these documents from Stratasys by directing a request to Stratasys Ltd., 1 Holtzman Street, Science Park, P.O. Box 2496, Rehovot 7612, Israel, Attn: Yonah Lloyd, VP Investor Relations, or by calling +972-74-745-4029.

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